UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 11, 2006

STANDARD AERO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	333-124394 (Commission File Number)	98-0432892 (IRS Employer Identification No.)
500-1780 Wellington Avenue
Winnipeg, Manitoba, Canada R3H 1B3
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (204) 987-8860
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On July 11, 2006, Standard Aero Holdings, Inc. (the “Company”) settled its dispute with the Kelly Aviation Center, L.P. (“KAC”) regarding the terms of the subcontract under which the Company provides maintenance, repair and overhaul (“MRO”) services for U.S. Government T56 engines managed by the U.S. Air Force. In connection with the settlement, the parties have amended the terms of the KAC subcontract, which was filed by the Company as Exhibit 10.21 to its Registration Statement on Form S-4 filed with the Commission on July 14, 2005.
     The following are the material terms of the amendment to the KAC subcontract:
•	The amendment provides that each extension of KAC’s prime contract with the U.S. Air Force, Oklahoma City Air Logistic Center will result in the KAC subcontract being extended as well. As a result, the KAC subcontract has been extended until February of 2010 and will be extended for additional years to February 2014 if and when annual option years are awarded to the prime contractor.

•	The amendment provides that commencing in the government’s fiscal year ending September 30, 2007, the Company will be subject to annual performance evaluations based on objective criteria. In the event that the Company fails to perform satisfactorily it will be required to pay liquidated damages to KAC. These liquidated damages are initially capped at $2 million in any year, but may be as high as $4 million in certain circumstances if the Company fails to perform satisfactorily in successive years. Based on the past five years of performance on the contract the Company estimates that it would have incurred an aggregate of approximately $500,000 of liquidated damages had the performance evaluation criteria been in place during those years.

•	The amendment provides for a commitment by the Company to provide cost savings to KAC in the form of a reduction in the prices that the Company charges to KAC for MRO services. The revised terms will result in a pre-determined cost savings for the twelve months ended September 30, 2007. The cost savings to KAC for each 12-month period thereafter will be determined by a formula that includes several variables.
     While the Company expects that the cost savings commitment will materially reduce its revenues and Adjusted EBITDA (as defined in the Company’s senior credit facility) generated under the KAC subcontract, due to the variability of external factors affecting pricing and profitability under the subcontract, the Company cannot predict with certainty the impact of the amendment on its results of operations. However, the Company expects that the cost savings commitment will reduce the Company’s Net Income and Adjusted EBITDA generated under the KAC subcontract during 2006 by approximately $2 to $3 million and $4 to $5 million, respectively, and during 2007 by approximately $8 to $11 million and $14 to $17 million, respectively, in each case compared to expected results under the subcontract without the cost savings commitment and assuming historical MRO volumes. The Company does not anticipate that the cost savings commitment will result in its noncompliance with the financial covenants in its senior credit facility.
Forward-looking Statements
     This report includes statements that are, or may be deemed to be, “forward looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “intends,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward looking statements include all matters that are not historical facts. They appear in a number of places throughout this release and include statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the effect of the amendment of the KAC subcontract, the Company’s results of operations, financial condition, liquidity and prospects and compliance with its senior credit facility. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance and the Company’s actual results of operations, financial condition, liquidity, prospects and compliance with its senior credit facility may differ materially from the forward-looking statements regarding such matters that are contained in this report. In addition, even if the Company’s results of operations, financial condition, liquidity, prospects and compliance with its senior credit facility are consistent with the forward-looking statements contained in this report, those results or developments may not be indicative of results or developments in subsequent periods. You should also carefully read the factors described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K to better understand the risks and uncertainties inherent in the Company’s business and underlying any forward-looking statements. Any forward-looking statements made in this report speak only as of the date of this report, and the Company undertakes no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

ITEM 7.01 REGULATION FD DISCLOSURE
     On July 13, 2006, the Company issued a press release announcing the settlement of its dispute with KAC, as described above. A copy of the press release is furnished as Exhibit 99.1 to this report.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits

Exhibit Number	Description
99.1	Press Release, dated July 13, 2006, issued by Standard Aero Holdings, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
STANDARD AERO HOLDINGS, INC.

Date: July 13, 2006	By:	/s/ Bradley Bertouille
Bradley Bertouille
Chief Financial Officer